UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2016

FORM HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 12th Floor

New York, New York 10017

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (646) 525-4319

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously disclosed in FORM Holding Corp.’s (“FORM”) final proxy statement/prospectus filed on October 28, 2016 (the “S-4 Filing”), Amiral Holdings SAS (“Amiral”), the operator of BeRelax spas, filed a complaint for breach of contract against XpresSpa Holdings, LLC (“XpresSpa”) and Mistral Capital Management LLC (“Mistral”) related to a potential strategic transaction between Amiral and XpresSpa. Amiral Holdings SAS v. XpresSpa Holdings LLC et al., Supreme Court of the State of New York, County of New York (Index No. 654051/2016). Additional details related to the case can be found in FORM’s S-4 Filing under the heading “Risk Factors— Litigation has been instituted challenging the Merger and adverse judgments in this lawsuit (and any other lawsuits that may be instituted challenging the Merger) may prevent the Merger from becoming effective within the expected timeframe or at all.”

On October 4, 2016, Amiral filed a motion for a preliminary injunction. A hearing on the preliminary injunction motion was held on November 18, 2016 and the court denied Amiral’s motion.

Amiral appealed the court’s decision and on November 23, 2016, the Supreme Court of the State of New York, Appellate Division, 1st Department (the “Appellate Division”) issued a Temporary Restraining Order enjoining XpresSpa and Mistral from closing the proposed merger with FORM (the “Merger”) until an appeal of the Supreme Court’s decision is heard. The appeal will be briefed and a five judge appellate panel is expected to decide whether to uphold or overturn the Supreme Court’s decision no later than December 13, 2016.

FORM will be holding its annual meeting of stockholders to, among other things, approve the Merger on November 28, 2016. Assuming that the stockholders approve the Merger and assuming that the Appellate Division decides to uphold the Supreme Court’s decision, FORM currently plans to close the Merger as soon as practicable after a favorable decision by the Appellate Division.

Important Additional Information Will Be Filed with the SEC

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities of FORM, or XpresSpa or the solicitation of any vote or approval. In connection with the Merger, FORM filed a Registration Statement on Form S-4, as amended, declared effective by the SEC on October 27, 2016 and a final proxy statement/prospectus on October 28, 2016. The proxy statement/prospectus contains important information about FORM, XpresSpa, the transaction and related matters. FORM has mailed or otherwise delivered the proxy statement/prospectus to its stockholders and the stockholders of XpresSpa. Investors and security holders of FORM and XpresSpa are urged to read carefully the proxy statement/prospectus relating to the Merger (including any amendments or supplements thereto) in its entirety, because it contains important information about the proposed transaction.

Investors and security holders of FORM are able to obtain free copies of the proxy statement/prospectus for the proposed Merger and other documents filed with the Securities and Exchange Commission (the “SEC”) by FORM through the website maintained by the SEC at www.sec.gov.

FORM and XpresSpa, and their respective directors and certain of their executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement between FORM and XpresSpa. Information regarding FORM's directors and executive officers is contained in the proxy statement/prospectus. Information regarding XpresSpa’s directors and officers and a more complete description of the interests of XpresSpa's directors and officers in the proposed transaction is available in the proxy statement/prospectus filed by FORM with the SEC in connection with the proposed transaction.

Cautionary Note Regarding Forward-Looking Statements

Statements in this report regarding the proposed transaction between FORM and XpresSpa; the expected timetable for completing the transaction; the potential value created by the proposed Merger for FORM's and XpresSpa’s stockholders; the potential of FORM’s business after completion of the Merger; the continued listing of FORM's securities on the Nasdaq Capital Market; the potential impact on FORM’s common stock if FORM determines to repay the preferred stock to be issued in connection with the Merger in stock rather than cash; market acceptance of FORM products; the collective ability to protect intellectual property rights; competition from other providers and products; FORM’s management and board of directors after completion of the Merger; and any other statements about FORM's or XpresSpa’s management teams' future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "could," "anticipates," "expects," "estimates," "plans," "should," "target," "will," "would" and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the risk that FORM and XpresSpa may not be able to complete the proposed transaction; the inability to realize the potential value created by the proposed Merger for FORM's and XpresSpa's equity holders; the inability to raise capital to fund operations and business plan; FORM's inability to maintain the listing of its securities on the Nasdaq Capital Market after completion of the Merger; and other risks and uncertainties. Investors and stockholders are also urged to read the risk factors set forth in the proxy statement/prospectus carefully.

In addition, the statements in this report reflect FORM’s expectations and beliefs as of the date of this release. We anticipate that subsequent events and developments will cause FORM’s expectations and beliefs to change. However, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing FORM’s views as of any date after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORM HOLDINGS CORP.

Dated: November 25, 2016	By:	/s/ Andrew D. Perlman
		Name:	Andrew D. Perlman
		Title:	Chief Executive Officer